Exhibit 10.7

Cryoport, Inc.

2018 Omnibus Equity Incentive Plan

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTIONS (EMPLOYEE FORM)

This Non-Qualified Stock Option Agreement consists of this Notice of Grant of Non-Qualified Stock Options (the “Grant Notice”) and the Non-Qualified Stock Option Award Agreement immediately following. The Non-Qualified Stock Option Agreement sets forth the specific terms and conditions governing Non-Qualified Stock Option Awards under the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”).  All the terms of the Plan are incorporated herein by reference.

Name of Optionee:
Total No. of shares of Stock subject to the Option:
Grant Date:
Expiration Date:
Exercise Price:
Vesting Schedule:

BY EXECUTING THIS NON-QUALIFIED STOCK OPTION AGREEMENT, OPTIONEE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS GRANT NOTICE AND THE PLAN, AND AGREES THAT THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company has duly executed this Non-Qualified Stock Option Agreement, and this Non-Qualified Stock Option Agreement shall be effective as of the Grant Date set forth above.

CRYOPORT, INC.

Date	By:
Name:
Title:

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Under the Cryoport, Inc.

2018 Omnibus Equity Incentive Plan

This Non-Qualified Stock Option Award Agreement (this “Agreement”) is between Cryoport, Inc. (the “Company”) and the individual (the “Optionee”) identified in the Notice of Grant of Non-Qualified Stock Options (the “Grant Notice”), and is effective as of the grant date referenced in the Grant Notice (the “Grant Date”).  This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Non-Qualified Stock Option Agreement” referenced in the Grant Notice.

RECITALS

A.The Board of Directors of the Company (the “Board”) has adopted and the stockholders have approved the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”) to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the continued growth and profitability of the Company.

B.The Committee has approved the grant of Non-Qualified Stock Options to Optionee pursuant to Section 6.1 of the Plan.

C.To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

D.In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee agree as follows:

AGREEMENT

1.Grant of Option.  Subject to the terms of this Agreement and Section 6.1 of the Plan, the Company grants to Optionee the right and option to purchase from the Company all or any part of the aggregate number of shares of Stock specified in the Grant Notice (“Option”).  The Option granted under this Agreement is not intended to be an “Incentive Stock Option” under Section 422 of the Code.

2.Exercise Price.  The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice, as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

3.Vesting of Option.  Subject to the Optionee’s continued employment and the provisions of Section 7, below, the Option shall vest and become exercisable according to the vesting schedule set forth in the Grant Notice.

4.Exercise of Option.  This Option may be exercised in whole or in part at any time after it vests in accordance with Section 3 and before the Option expires by delivery of a written notice of exercise (under Section 5 below) and payment of the exercise price.  The exercise price may be paid in cash, or shares of Stock (through actual tender or by attestation), or such other method permitted by the Committee (including broker-assisted “cashless exercise” arrangements) and communicated to Optionee before the date Optionee exercises the Option.

5.Method of Exercising Option.  Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company.  The notice shall state Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made.  Such notice shall be signed by Optionee, or if the Option is exercised by a person or persons other than Optionee because of Optionee’s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Committee of the legal right of such person or persons to exercise the Option.

6.Term of Option.  The Option granted under this Agreement expires, unless sooner terminated, ten (10) years from the Grant Date, through and including the normal close of business of the Company on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

7.Termination of Employment.

(a)If Optionee’s employment is terminated by the Company by reason of death or Disability, the Option shall lapse (to the extent not exercised) on the earlier of: (i) the Expiration Date; or (ii) twelve (12) months after the date Optionee terminates employment. The Option may be exercised pursuant to this Section 7(a) only if the Option was exercisable by Optionee immediately prior to his or her termination of employment.  In no event shall the Option be exercisable after the Expiration Date.

(b)If Optionee’s employment is terminated for any reason other than those described in Section 7(a), the Option shall lapse (to the extent not exercised) on the earlier of: (i) the Expiration Date; or (ii) ninety (90) days after the date Optionee terminates employment; provided, however, that if Optionee’s employment is terminated for Cause, the Option shall immediately lapse which means that the Option shall not be exercisable by Optionee regardless of whether the Option is already vested.  The Option may be exercised pursuant to this Section 7(b) only if the Option was exercisable by Optionee immediately prior to his or her termination of employment.  In no event shall the Option be exercisable after the Expiration Date.

(c)For the purposes of this Section 7, a termination of employment will occur on the date the Optionee ceases to provide all services to the Company (including, without limitation, any services the Optionee may provide as a Consultant or Non-Employee Director following his or her termination of employment). For example, if an Optionee incurs a termination of employment but continues to provide post-termination services as a Consultant pursuant to a bona fide consulting arrangement with the Company, then for purposes of this Section 7, such employee’s employment will not terminate until such employee ceases to provide services a Consultant to the Company. For any Options to continue to vest and remain outstanding, following a termination of employment, such post-termination consulting arrangement must be memorialized in a written document by and between the Optionee and the Company.

8.Withholding.  As described in Article 15 of the Plan, the Company shall have the right to deduct or withhold, or to require Optionee to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods.

9.Nontransferability of Options.  The Options granted by this Agreement shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided by the Committee pursuant to Article 11 of the Plan.

10.No Right to Continued Employment (or Service).  This Agreement shall not be construed to confer upon Optionee any right to continue employment (or service) with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Optionee’s employment (or service) at any time.

11.Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan.  The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon Optionee and the Company.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12.Adjustments.  The number of shares of Stock issued to Optionee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 5.3 of the Plan, in its discretion, in the event of a change in the Company’s capital structure.

13.Securities Laws Compliance.  The Company shall not be required to deliver any shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws or regulations.

14.No Shareholders Rights.  Optionee will have no voting rights or any other rights as a shareholder of the Company with respect to the Option until the Company issues the stock certificates representing the shares of Stock underlying the Option.

15.Copy of Plan.  By the execution of this Agreement, Optionee acknowledges receipt of a copy of the Plan.

16.Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of California.

17.Amendment.  Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and Optionee.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

18.Clawback.  Pursuant to Section 12.5 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company.  By accepting this Award, Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

MANY OF THE PROVISION OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN.  TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.